SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2011

ALLIED AMERICAN STEEL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-143969	20-8600068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant, Suite 660,
Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

(412) 223-2663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

Allied American Steel Corp. (the “Company”) is an exploration stage company with an option to acquire a 60% undivided interest in certain mineral claims located in Lyonne Township in the Province of Quebec (the “Mineral Claims”).

The Company has become aware of confusion on certain financial reporting websites as to the Company’s capitalization. To address such confusion, the Company is advising herein that as at the close of business on June 16, 2011, it has 100,658,457 common shares issued and outstanding which is consistent with information disclosed by the Company in previous filings with the Securities and Exchange Commission (“SEC”).

It has come to the attention of the Company that several newsletters have been recently circulated which contain information respecting the Company. Company shareholders and prospective investors in the Company’s common stock should be aware that the Company has not commissioned, authorized or approved any of such newsletters and cautions anyone from relying on the information or advice contained therein. The Company has no relationship with and does not personally know the authors of such newsletters. Persons wishing information on the Company should rely solely on the information contained in the Company’s filings with the SEC including, but not limited, to the Company’s Current Report on Form 8-K dated May 27, 2011 and filed on June 3, 2011 which describes the extent of the Company’s interest in the Mineral Claims.

The Company has not yet engaged in any exploration or development activities with respect to the property on which such Mineral Claims are located (the “Property”). The Company intends to make the CDN $1,548,346 (approximately US $1,574,109) in expenditures necessary for the exercise of the option it holds on 60% of the Property, including expenditures which would be dedicated to exploration and development activities. Assuming it does so, there can be no assurance as to the outcome of any such exploration and development activities. As disclosed in the May 27, 2011 Form 8-K, North American Iron Ore, Inc., the assignor under the May 27, 2011 Assignment and Sale Agreement (the “Agreement”), made CDN $451,654 (approximately US $458,858) in Property expenditures prior to entering into the Agreement.

At least one of the newsletters has indicated that the Property contains proven reserves. This is not the case. Proven reserves are reserves claimed to have a reasonable certainty of being recoverable under existing economic and political conditions, with existing technology. The mineral resources associated with the Property are best described as prospective resources which are those quantities of mineral resources estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

At least one of the newsletters has also indicated that the Company is a prime takeover candidate and has taken to the spreading of a specific takeover rumor. The Company is not aware of any proposed takeover of it and has not engaged in discussions with any persons in this regard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED AMERICAN STEEL CORP.

Dated: June 17, 2011	By:	/s/ Jes Black
Name: Jes Black
Title: President and Chief Executive Officer